UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 929
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________
N/A
(Former name if changed since last report)

Item 3.02	Unregistered Sales of Equity Securities

On December 14, 2007, the Company issued an aggregate of 5,251,813 shares of common stock to a total of 20 persons and/or entities.  The shares were issued in exchange for the cancellation of debt, payment of compensation and pursuant to the conversion of notes.  The consideration received by the Company ranged from the par value of the stock to $0.25 per share, depending upon the transaction.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  All share recipients were closely related to and well known by the Company and no money was raised.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transfer Technology International Corp.

Dated: February 7, 2008                                                                 By: /s/ Chris Trina
                   Chris Trina
                   Chief Executive Officer